Exhibit 99.1

Playtika Enters into Agreement to Acquire SuperPlay, Creator of Hit Mobile Games Dice Dreams and Domino Dreams

•	Acquisition of SuperPlay Expected to Provide Attractive Growth Opportunity at a Meaningful Scale

•	Adds a Proven Studio with a Track Record of Launching and Scaling New Games

•	Acquisition Expected to Close in the Fourth Quarter of 2024

•	Management will Host a Live Q&A Session Tomorrow at 5:30 a.m. Pacific Time

Herzliya, Israel - September 18, 2024 - Playtika Holding Corp. (NASDAQ: PLTK), a mobile games pioneer and interactive entertainment leader, today announced it has entered into a definitive agreement to acquire SuperPlay, a mobile gaming company based in Tel Aviv, Israel, for $700 million, and additional contingent consideration of up to $1.25 billion, subject to achieving certain financial targets over three years. The transaction is expected to add an experienced team to Playtika with a track record of launching new, successful games, and is expected to be a meaningful growth driver for Playtika once consummated.

Founded in 2019 by former Playtika employees, Gilad Almog and Eyal Netzer, along with industry veteran Elad Drory, SuperPlay has emerged as expert game makers with two successful titles - Dice Dreams, a fast-growing Coin Looter game, and Domino Dreams, a popular Board game, and two more games currently in development. In 2024, both Dice Dreams and Domino Dreams have grown rapidly, boasting a combined 1.7 million Average Daily Active Users as of August. Gilad and Eyal will continue to lead SuperPlay as its own studio within Playtika.

“We see the acquisition of SuperPlay as a key move in strengthening Playtika’s leadership in mobile gaming, driving growth with scaled titles, and unlocking new opportunities,” said Robert Antokol, Chief Executive Officer. “SuperPlay’s proven talent and success in navigating complex environments align seamlessly with our team. Together, we’re expanding our ability to deliver exceptional experiences to players worldwide.”

“We’re incredibly excited for this opportunity,” said Gilad Almog and Eyal Netzer. “It is a testament to our amazing team who bring creativity and passion to everything we make. With Playtika’s backing and support, we’ll continue growing the most memorable and engaging games in their category, and exchange knowledge that will propel each other to new heights.”

Strategic and Financial Benefits for the Acquisition

•	Acquires, scaled growing titles in the high-growth Coin Looters and Board categories

•	Addition of a talented development team with two proven hits and two more in the pipeline

•	Cultural alignment with founders and team

•	Expected to move the needle for Playtika’s proforma growth

•	Earnout transaction structure rewards performance while mitigating downside risk

Proposed Transaction Structure

Playtika will acquire SuperPlay for $700 million in up-front consideration, subject to customary working capital adjustments, which is expected to be funded using balance sheet cash. Additional contingent consideration of up to $1.25 billion is subject to SuperPlay achieving certain financial targets for 2025, 2026, and 2027. Annual earnout quantum and eligibility are contingent on both revenue and Adjusted EBITDA performance. The earnout payments, if any, are expected to be funded via cash generated from ongoing operations and the company’s balance sheet. Playtika is evaluating its financing alternatives and debt maturities in the near-term.

The Company remains committed to its quarterly dividend and capital return program. This transaction has been approved by the Board of Directors of Playtika and of SuperPlay. The transaction is expected to close in the fourth quarter of 2024. The proposed acquisition is subject to the satisfaction of customary closing conditions and regulatory approvals. The Company will provide updated M&A capital allocation guidance as part of FY2024 earnings.

Guidance

Playtika will update its guidance for the fiscal year during Q3 2024 earnings.

Webcast and Conference Call Information

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) tomorrow to discuss the transaction. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call.

Advisors

Morgan Stanley & Co. LLC is acting as exclusive financial advisor to Playtika and Furth, Wilensky, Mizrachi, Knaani – Law Offices is serving as legal counsel. The Raine Group and Aream & Co are acting as financial advisors to SuperPlay. Raz, Dlugin & Co. is serving as legal counsel.

About SUPERPLAY, LTD.

Founded in 2019 by industry veterans Gilad Almog, Eyal Netzer, and Elad Drory, SuperPlay is one of the fastest growing mobile gaming companies in the world. Headquartered in Israel with additional offices in Ukraine and Romania, they are known for their class-leading production value, marketing, and analytics expertise. Since its founding, SuperPlay has launched two back-to-back hit games: Dice Dreams and Domino Dreams, building a brand that players around the world love, and disrupting two genres with innovative gameplay. SuperPlay is backed by NFX, 83North, VGames, General Catalyst, Key1 Capital, O.G. Venture Partners, and Gal Ventures.

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding the completion of the transaction and the timing thereof as well as the effects thereof, our liquidity profile and our capital allocation strategy, are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward -looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short -term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements. Playtika does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	actions of our majority shareholder or other third parties that influence us;

•

our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;

•	our reliance on a limited number of games to generate the majority of our revenue;

•	our reliance on a small percentage of total users to generate a majority of our revenue;

•	our free-to-play business model, and the value of virtual items sold in our games or in the SuperPlay portfolio, is highly dependent on how we manage the game revenues and pricing models;

•

our inability to obtain necessary governmental or other approvals in a timely fashion or at all or our inability to otherwise complete this acquisition and integrate the SuperPlay portfolio into our operations successfully or realize the anticipated benefits of the acquisition;

•	our inability to refinance our revolving credit facility which is set to expire in March 2026 or otherwise obtain additional financing, in each case, on favorable terms or at all;

•	the ability of the SuperPlay portfolio to compete in a highly competitive industry with low barriers to entry;

•	our ability to retain existing players, attract new players and increase the monetization of our player base;

•	we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;

•	the impact of the COVID-19 pandemic or other health epidemics on our business and the economy as a whole;

•	our controlled company status;

•	legal or regulatory restrictions or proceedings could adversely impact our business, including the SuperPlay portfolio, and limit the growth of our operations;

•	risks related to our international operations and ownership, including our significant operations in Israel and Ukraine and the fact that our controlling stockholder is a Chinese-owned company;

•	geopolitical events such as the Wars in Israel and Ukraine;

•	our reliance on key personnel, including our ability to retain the key personnel of SuperPlay;

•	market conditions or other factors affecting the payment of dividends, including the decision whether or not to pay a dividend;

•	uncertainties regarding the amount and timing of repurchases under our stock repurchase program;

•	security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and

•	our inability to protect our intellectual property and proprietary information could adversely impact our business.

Contacts

Investor Relations	Press Contact
Tae Lee	Eric Barnes
Tael@playtika.com	Eric.barnes@trailrunnerint.com